Exhibit 24.2

THE BANK OF N.T. BUTTERFIELD & SON LIMITED

Power Of Attorney

The undersigned, as a director of THE BANK OF N.T. BUTTERFIELD & SON LIMITED, a Bermuda company (the “Registrant”), does hereby constitute and appoint each of Michael Collins and Michael Schrum, with full power of substitution, as his true and lawful attorney-in-fact and agent to do any and all acts and things in his name and behalf in his capacities as a director, and to execute any and all instruments for him and in his name in the capacities indicated below, that such person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, or the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement (File No. 333-212896), including specifically, but not limited to, power and authority to sign for him in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act); and he does hereby ratify and confirm all that such person shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this Power of Attorney in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David Zwiener	Director	September 6, 2016
David Zwiener